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         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Financial Highlights" and "General Information -
Independent Auditors" and to the incorporation by reference of our reports dated February 1, 2001 in this Registration Statement
(Form N-1A 33-18647 and 811-5398)of Alliance Variable Products
Series Fund, Inc.

                                 ERNST & YOUNG LLP

New York, New York

April 26, 2001







































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